                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[_] Definitive Proxy Statement                RULE 14C-5(D)(2))

[x] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         SEI INSTITUTIONAL MANAGED TRUST
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                     same
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        N/A
        ---------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        N/A
        ---------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        N/A
        ---------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        N/A
        ---------------------------------------------------------------------

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
        $125
        -----------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
        Preliminary Proxy Statement
        -----------------------------------------------------------------------

    (3) Filing Party:
        SEI Institutional Managed Trust
        -----------------------------------------------------------------------

    (4) Date Filed:
        June 22, 1995
        -----------------------------------------------------------------------

Notes:

July 7, 1995


Dear Shareholder:

Enclosed please find a proxy statement soliciting your vote as a shareholder in the Small Cap Growth and/or Mid-Cap and/or High Yield Bond Funds on a number of important proposals. Please take a few moments to review this material to determine how you wish to vote. Below is a brief explanation of the proposals that are being recommended by the Board of Trustees:


Section I

Proposals 1 through 12 recommend revisions to the Funds' investment limitations in order to (1) update the policies and limitations to reflect regulatory developments, (2) improve the funds' ability to adapt quickly to developments in the securities markets, and (3) improve management efficiency by making the funds' limitations as consistent as possible.


Section II

Proposals 13 and 14 recommend the implementation of a manager of managers structure in the Small Cap Growth and Mid-Cap Funds under which SEI Financial Management Corporation will be named the investment adviser to the Funds and, subject to the approval of the Board of Trustees, will be able to appoint and replace investment sub-advisers.


Section III

Proposals 15 and 16 recommend the appointment of SEI Financial Management Corporation as the investment adviser to the Small Cap Growth and Mid-Cap Funds.


Section IV

Proposals 17 through 21 recommend the appointment of the existing investment advisers to the Small Cap Growth as investment sub-advisers and recommend the approval of Apodaca-Johnson Capital Management and Wall Street Associates as additional investment sub-advisers to the Small Cap Growth Fund.

Section V

Proposals 22 and 23 recommend the appointment of Martingale Asset Management as the investment adviser or sub-adviser, depending on whether shareholders approve the manager of managers structure, thereby replacing Nicholas-Applegate Capital Management as adviser for the, Mid-Cap Fund. Martingale is currently finalizing a proposed transaction wherein Commerz International Capital Management ("CICM") will be admitted as a general partner of the firm. Proposals 24 and 25 recommend the appointment of Martingale as the investment adviser or sub-adviser to the Mid-Cap Fund, effective only upon the admission as CICM as general partner and majority owner of Martingale.


Section VI

Proposal 26 recommends the approval of BEA Associates as investment sub-adviser to the High Yield Bond Fund. This is not a change in the investment sub-adviser. CS First Boston Investment Management ("CSFB") was an affiliate of BEA
Associates   ("BEA") until April 24, 1995, when CSFB's U.S. operations were transferred and integrated into BEA. This "change in control" requires that shareholders approve the new investment sub-advisory agreement between BEA Associates and SEI Financial Management Corporation.

Even if you are not currently a shareholder in the Small Cap Growth, Mid-Cap and High Yield Bond Funds you are still eligible to vote. Please do not hesitate to do so. Votes are solicited from shareholders of record as of June 16, 1995.

As you may know, voting your proxy and doing so promptly, prevents the Funds from conducting additional mailings. If you have any questions about the proposals under consideration, please do not hesitate to call [1-800-DIAL SEI].